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                                                                   EXHIBIT 23.01





               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Black Box Corporation 1992 Director Stock Option Plan of our report dated June 14, 2004 with respect to the consolidated financial statements and schedule of Black Box Corporation included in its Registration Statement on Form 10-K for the year ended March 31, 2004 filed with the Securities and Exchange Commission.



                                                            /s/ERNST & YOUNG LLP



June 16, 2004
Pittsburgh, Pennsylvania